SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

August 9, 2007

NATURAL NUTRITION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	02-27569	65-0847995
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 North Post Oak Lane, Suite 422, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:☐

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Agency Agreement

On August 9, 2007, Natural Nutrition, Inc., a Nevada corporation (the “Company”) entered into an Agreement (the “Agency Agreement”) with Alena, LLC, a California limited liability company (“Alena”) pursuant to which Alena shall serve as the Company’s exclusive media representative for all online, radio, cable broadcast and satellite TV placement for all direct response television programs produced by or for the Company, and as promoter and developer of the Company’s DRTV marketing program (the “Marketing Program”).

In consideration for its services, Alena shall receive a commission fee equal to fifteen percent (15%) of all costs and expenses incurred by the Company in connection with the Set-Up Phase (as defined in the Agency Agreement) payable to third parties unaffiliated with Alena for the management of all outsourced tasks. The Company shall pay all costs and expenses associated with production, operations and advertising based on approved budgets and quotes prior to implementation, and Alena is entitled to reimbursement for all direct costs paid by it on behalf of the Company that are pre-approved by the Company and incurred for the purpose of developing the Marketing Program.

Furthermore, following the completion of the Set-Up Phase, as consideration for managing and maintaining the Company’s operations in accordance with the Agency Agreement, The Company shall pay to Alena a commission equal to five percent (5%) on all operating costs incurred by the Company in connection with its business that are payable to third parties unaffiliated with Alena, not including any media expenses, to manage and maintain the Company’s operations. In addition, during each one (1) year period during the term of the Agency Agreement, Alena shall be entitled to receive commissions on the gross amount (not including any sales tax) of total monthly media invoices equal to (i) fifteen percent (15%) on media costs of $1.00 to $10,000,000, (ii) twelve and one half percent (12.5%) on media costs of $10,000,001 to $20,000,000 and (iii) seven and one half percent (7.5%) on media costs in excess of $20,000,001. Commissions will be payable by the Company within thirty (30) days following the last day of the month in which such commissions accrued.

Alena will also be entitled to equity bonuses. Provided that the Agency Agreement is still in effect: (a) at the time that trailing twelve (12) month revenues of the Company are in excess of $100,000,000 with minimum of fifteen percent (15%) net profit after taxes over the same period, Alena shall be entitled to acquire a number of shares of capital stock of the Company equal to five percent (5%) of the then-outstanding shares of capital stock of the Company, at the per share price of $0.015 per share; and (b) at the time that trailing twelve (12) month revenues of the Company are in excess of $200,000,000 with minimum of fifteen percent (15%) net profit after taxes over the same period, Alena shall be entitled to acquire a number of shares of capital stock of the Company equal to an additional five percent (5%) of the then-outstanding shares of capital stock of the Company, at the per share price of $0.015 per share.

The term of the Agency Agreement shall be for one (1) year and thereafter shall automatically renew for like successive periods. Either party may terminate the Agency Agreement upon thirty (30) days prior written notice by certified mail to the other party of its intention to terminate. A copy of the Agency Agreement is attached hereto as Exhibit 10.1.

Natalie Waples Endorsement Agreement

On September 9, 2007, the Company entered into a letter agreement (the “Waples Agreement”) with Natalie Waples (the “Athlete”) whereby the Athlete granted to the Company exclusive rights to utilize the Athlete’s name, likeness, biographical information, approved image, signature, facsimile signature, statements and endorsement (the “Athlete’s Likeness”) solely in connection with the promotion of the Company in the United States and Canada for a period of two (2) years (with a mutual option to extend for an additional one (1) year) subject to certain special rights of termination by both parties set forth in the Waples Agreement. The Company shall have the right to use Athlete’s Likeness solely in print, radio, outdoor, internet and via television advertisement and in accordance with the terms of the Waples Agreement. The Athlete also agrees to be available for two (2) production sessions in connection with the production of advertising creative materials for the Company during each contract year and four (4) personal appearances on behalf of the Company on the terms set forth in the Waples Agreement.

In consideration for such grant, the Company shall pay to the Athlete the guaranteed sum of Two Thousand Five Hundred Dollars ($2,500) and the Athlete shall be entitled to receive one half of one percent (0.5%) of all gross revenues from sales generated using the Athlete’s Likeness or services paid through the two (2) year term of the contract due thirty (30) days after the sales have been earned by the Company (does not include sales of the Company’s subsidiary, Interactive Nutrition International Inc.). A copy of the Waples Agreement is attached hereto as Exhibit 10.2.

Carl Silvani Endorsement Agreement

On September 13, 2007, the Company entered into a letter agreement (the “Silvani Agreement”) with Carl Silvani (“Silvani”) whereby Silvani granted to the Company exclusive rights to utilize Silvani’s name, likeness, biographical information, approved image, signature, facsimile signature, statements and endorsement (the “Silvani Likeness”) solely in connection with the promotion of the Company in the United States and Canada for a period of two (2) years (with a mutual option to extend for an additional one (1) year) subject to certain special rights of termination by both parties set forth in the Silvani Agreement. The Company shall have the right to use Silvani’s Likeness solely in print, radio, outdoor, internet and via television advertisement and in accordance with the terms of the Silvani Agreement. The Silvani also agrees to be available for two (2) production sessions in connection with the production of advertising creative materials for the Company during each contract year and four (4) personal appearances on behalf of the Company on the terms set forth in the Waples Agreement. Silvani shall also provide to the Company (a) the right to re-produce Disc #1 of “Wisdom System” under the Company’s private label to be provided in each product package sold through Silvani’s efforts via web, TV, direct mail or other forms of marketing at the discretion of the Company and (b) the non-exclusive right to sell the remainder of Silvani’s “Wisdom System” collection for a royalty fee equal to $0.70 for each video disc copied and actually sold as is more fully set forth in the Silvani Agreement.

In consideration for such grant, the Company shall pay to the Silvani the guaranteed sum of Two Thousand Five Hundred Dollars ($2,500) and the Silvani shall be entitled to receive one half of one percent (0.5%) of all gross revenues from sales generated using the Silvani’s Likeness or services paid through the two (2) year term of the contract due thirty (30) days after the sales have been earned by the Company. A copy of the Silvani Agreement is attached hereto as Exhibit 10.3.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description:

Exhibit	Description	Location
10.1	Agency Agreement, dated August 9, 2007, by and between the Natural Nutrition, Inc. and Alena, LLC	Provided herewith
10.2	Letter Agreement, dated September 9, 2007, by and between Natural Nutrition, Inc. and Natalie Waples	Provided herewith
10.3	Letter Agreement, dated September 13, 2007, by and between Natural Nutrition, Inc. and Carl Silvani	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2007	NATURAL NUTRITION, INC.

By: /s/ W. Chris Mathers
Name: W. Chris Mathers
Title: Chief Financial Officer